Exhibit 8.1

List of Subsidiaries

The following table identifies each of our significant operating subsidiaries, including its country of incorporation and our percentage ownership thereof:

Name of Subsidiary	Country of Incorporation	Ownership Interest (%)
Simec International, S.A. de C.V.	Mexico	100%
Undershaft Investments, N.V.	Netherlands Antillas	100%
Pacific Steel, Inc.	USA (California)	100%
SimRep Corporation	USA (Delaware)	50.22%
Republic Engineered Products, Inc:	USA (Delaware)	50.22%
Compañía Siderúrgica del Pacífico, S.A. de C.V.	Mexico	99.99%
Coordinadora de Servicios Siderúrgicos de Calidad, S.A. de C.V.	Mexico	100%
Comercializadora Simec, S.A. de C.V. (since 2007, before Administradora de Servicios de la Industria Siderúrgica ICH, S.A. de C.V.)	Mexico	100%
Industrias del Acero y del Alambre, S.A. de C.V.	Mexico	99.99%
Procesadora Mexicali, S.A. de C.V.	Mexico	99.99%
Servicios Simec, S.A. de C.V.	Mexico	100%
Sistemas de Transporte de Baja California, S.A. de C.V.	Mexico	100%
Operadora de Metales, S.A. de C.V.	Mexico	100%
Operadora de Servicios Siderúrgicos de Tlaxcala, S.A. de C.V.	Mexico	100%
Administradora de Servicios Siderúrgicos de Tlaxcala, S.A. de C.V.	Mexico	100%

Operadora de Servicios de la Industria Siderúrgica ICH, S.A. de C.V.	Mexico	100%
Arrendadora Simec S.A. de C.V.	Mexico	100%
Controladora Simec S.A. de C.V. (mergered with Grupo Simec in 2008)	Mexico	100%
Compañía Siderúrgica de Guadalajara S.A. de C.V.	Mexico	99.99%
Arrendadora Norte de Matamoros, S.A. de C.V. (since 2007)	Mexico	100%
Tenedora CSG, S.A. de C.V. (mergered with Grupo Simec in 2008)	Mexico	100%
CSG Comercial, S.A. de C.V. (since 2007, before TMM America, S.A. de C.V. )	Mexico	99.95%
Comercializadora de Productos de Acero de Tlaxcala, S.A. de C.V. (since 2007, before TMM Continental, S.A. de C.V.)	Mexico	99.95%
Siderúrgica de Baja California, S.A. de C.V. (since 2007, before Multimodal Domestic, S.A. de C.V.)	Mexico	99.95%
Corporación Aceros DM, S.A. de C.V. and subsidiaries (since 2008)	México	100%
Productos Siderúrgicos de Tlaxcala, S.A. de C.V. (since 2008)	México	100%
Comercializadora MSAN, S.A de C.V. (since 2008)	México	100%
Comercializadora Aceros DM, S.A. de C.V. (since 2008)	México	100%
Promotora de Aceros San Luis, S.A. de C.V. (since 2008)	México	100%
Northarc Express, S.A. de C.V. (since 2008)	México	99.95%